EXHIBIT 32.1

Certification of Chief Executive Officer and Principal Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Liberty Lane Acquisition Corp. (the "Company") for the quarterly period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Paul M. Meister, as Chief Executive Officer of the Company, and Kevin P. Clark, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities ExchangeAct of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul M. Meister
Name: Paul M. Meister
Title:   Chief Executive Officer and President
Date:   July 3, 2008

/s/ Kevin P. Clark
Name: Kevin P. Clark
Title:   Vice President, Secretary and Treasurer
Date:   July 3, 2008

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.